PRICING SUPPLEMENT NO. 45                                      Rule 424(b)(3)
DATED: March 23, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes    Book Entry Notes
$15,000,000                      [x]                    [x]

Original Issue Date:             Fixed Rate Notes       Certificated Notes
March 23, 1998                   [_]                    [_]


Maturity Date:                   CUSIP#: 073928 AD 5
March 23, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                             Optional           Optional
                        Redemption           Repayment          Repayment
Redeemable On           Price(s)             Date(s)            Price(s)
-------------           -----------          ---------          ---------

N/A                     N/A                  N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Monthly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: 5.78750%

Index Maturity:  One Month

Spread (plus or minus): +0.10%

------------------------------

*        The 23rd of each month.

**       The 23rd of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.
                                        2

NYFS04...:\25\22625\0122\2041\SUP3248K.010